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                                   EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND OIL, INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-3 for the registration of up to $600,000,000 of common stock, preferred stock, depositary shares, debt securities, warrants to purchase equity securities or warrants to purchase debt securities or any combination thereof with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1933, as amended, hereby constitutes and appoints JOHN R. HALL, PAUL W. CHELLGREN, THOMAS L. FEAZELL, JAMES G. STEPHENSON and DAVID L. HAUSRATH, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign such Registration Statement and any and all amendments thereof, to affix the corporate seal of Ashland thereto and to attest said seal, and to file such Registration Statement and each such amendment and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  November 3, 1994


/s/ John R. Hall                             /s/ Ralph E. Gomory
- ----------------------------------------     ----------------------------------
John R. Hall, Chairman of the Board of       Ralph E. Gomory, Director
Directors, Chief Executive Officer and
Director


/s/ Paul W. Chellgren                        /s/ Mannie L. Jackson
- ----------------------------------------     ----------------------------------
Paul W. Chellgren, President,                Mannie L. Jackson, Director
Chief Operating Officer and Director


/s/ J. Marvin Quin                           /s/ Patrick F. Noonan
- ----------------------------------------     ----------------------------------
J. Marvin Quin, Chief Financial              Patrick F. Noonan, Director
Officer and Senior Vice President


/s/ Kenneth L. Aulen                         /s/ Jane C. Pfeiffer
- ----------------------------------------     ----------------------------------
Kenneth L. Aulen, Administrative Vice        Jane C. Pfeiffer, Director
President; Controller


/s/ Thomas E. Bolger                         /s/ Michael D. Rose
- ----------------------------------------     ----------------------------------
Thomas E. Bolger, Director                   Michael D. Rose, Director


/s/ Samuel C. Butler                         /s/ William L. Rouse, Jr.
- ----------------------------------------     ----------------------------------
Samuel C. Butler, Director                   William L. Rouse, Jr., Director


/s/ Frank C. Carlucci                        /s/ Robert B. Stobaugh
- ----------------------------------------     ----------------------------------
Frank C. Carlucci, Director                  Robert B. Stobaugh, Director


/s/ James B. Farley                          /s/ James W. Vandeveer
- ----------------------------------------     ----------------------------------
James B. Farley, Director                    James W. Vandeveer, Director


/s/ Edmund B. Fitzgerald
- ----------------------------------------
Edmund B. Fitzgerald, Director

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                                  CERTIFICATION

     The undersigned certifies that he is Secretary of ASHLAND OIL, INC. ("ASHLAND"), a Kentucky corporation, and that, as such, he is authorized to execute this Certificate on behalf of ASHLAND and further certifies that attached is a true and correct copy of an excerpt from the minutes of a meeting of the Board of Directors of ASHLAND duly called, convened and held on November 3, 1994, at which a quorum was present and acting throughout.

     IN WITNESS WHEREOF, I have signed and sealed this Certification this 1st day of December, 1994.


                                   /s/ Thomas L. Feazell
                                   ________________________________
                                   Thomas L. Feazell, Secretary


(S E A L)

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                            UNIVERSAL SHELF OFFERING


RESOLVED, that the Board of Directors hereby authorizes the issuance by the Corporation from time to time, of securities (the "Securities"), not exceeding $600,000,000 in the aggregate principal amount or in the aggregate gross sales proceeds to the Corporation, which securities may take the form of common stock, preferred stock, debt securities, depositary shares, warrants to purchase equity securities or warrants to purchase debt securities or any combination of the foregoing; provided that equity securities issued under the Registration Statement as hereinafter defined shall be in compliance with the applicable limitation contained in Rule 415(a)(4)(ii) promulgated under the Securities Act of 1933, as amended; provided further that the Securities issuable pursuant to such Registration Statement which are equity securities or warrants to purchase equity securities of the Corporation shall be issued only with the prior approval of the Board of Directors;

RESOLVED, that the Chairman of the Board, President, any Senior or Administrative Vice President, any Vice President, the Treasurer and any Assistant Treasurer (the "Authorized Officers"), be, and each of them is, hereby authorized, acting singly, to prepare, execute and file for and on behalf of the Corporation with the Securities and Exchange Commission (the "Commission"), a Registration Statement covering the Securities (the "Registration Statement"); in connection therewith, to execute and file any and all amendments to such Registration Statement all in such forms as the Authorized Officers executing the same may deem necessary or appropriate, their execution thereof to be the conclusive evidence of such approval;

RESOLVED, that any Authorized Officer be, and each of them is, hereby authorized, acting singly, to approve the form of any Prospectus or Prospectus Supplements relating to the Securities registered under the Registration Statement as may be necessary or appropriate, and to cause any such Prospectus or Supplement to be filed with the Commission and with such other governmental agencies as may, in the opinion of the Corporation's counsel, be required or appropriate;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to prepare, execute and file with the Commission an application on Form 8-A for the registration under the Securities Exchange Act of 1934, as amended, of the Securities; in connection therewith, to execute and file any and all amendments to such application all in such forms as the Authorized Officers executing the same may deem necessary or appropriate, their execution thereof to be the conclusive evidence of such approval;

RESOLVED, the Authorized Officers be, and each of them is, hereby authorized, acting singly, to approve the following matters relating to debt securities or warrants to purchase debt securities issuable under the Registration Statement
( the "Debt Securities"): (a) the amount, timing and the general terms of an offering or offerings of the Debt Securities; (b) all specific terms, conditions and provisions with respect to such Debt Securities, including without limitation, title, interest rate, maturity, redemption features, sinking fund provisions, if any; and (c) all other actions necessary or appropriate in order to implement such offering or offerings; provided, however, that without derogating from the binding effect of the above, it is understood that the oral concurrence by the majority of the members of the Finance Committee of the Board of Directors with respect to (a) above shall be obtained prior to the issuance of any Debt Securities other than medium term notes;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to negotiate, execute, acknowledge, deliver and perform in the name and on behalf of the Corporation, in such number of counterparts as any of the Authorized Officers shall deem proper, one or more Underwriting Agreements or Distribution Agreements between the Corporation and one or more underwriters or agents in connection with the issuance of the Securities to be sold under the Registration Statement of the Corporation, having such form and containing such terms and conditions not inconsistent with these resolutions of the Board;

RESOLVED, that the Corporation may issue and sell the Securities registered under the Registration Statement under and pursuant to one or more indentures, including but not limited to the Indenture dated as of August 15, 1989 as amended and restated as of August 15, 1990 entered into between the Corporation and Citibank, N.A., or such other indentures that the Corporation may enter into with a bank or trust company from time to time (all such Indentures hereinafter referred to collectively as the "Indentures");

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to make application to the New York Stock Exchange and Chicago Stock Exchange for the listing thereon of the Securities sold under the Registration Statement and in connection therewith to execute, in the name and on behalf of the Corporation, and deliver and file, all such applications, agreements and other papers as shall be necessary to accomplish such listings (and, in particular, to execute and deliver an indemnification agreement with said Exchanges, as a condition to its approval of such listing if facsimile signatures of the duly Authorized Officers of the Corporation are employed for the signature of said Securities on its behalf) and to authorize representatives of the Corporation to appear before the committees or bodies of said Exchanges as such appearances may be required, with authority to make changes in said listing applications and in the arrangements made in connection therewith which they shall deem necessary or desirable in order to comply with the requirements of such listings;

RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that any Authorized Officer be, and each of them is, hereby authorized, acting singly, to determine the states in which appropriate action shall be taken to qualify or register for issue, offer, sale or trade all or such part of the Securities of this Corporation as any Authorized Officer may deem advisable; that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to perform on behalf of the Corporation any and all acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and


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documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and that the execution by any Authorized Officer of any such paper or document or the doing of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken;

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized, acting singly, to file, approve, execute, verify, acknowledge, deliver in the name and on behalf of the Corporation, under its corporate seal or otherwise, and perform under any and all notices, certificates, agreements, instruments and documents and to take all such further action, including, but not limited to, delegation of the authority granted by this and the foregoing resolutions, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper or advisable to carry out the intent and accomplish the purposes of each of the foregoing resolutions.


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